EXHIBIT 5.1
                              September 21, 1998

Henley Healthcare, Inc.
120 Industrial Boulevard
Sugar Land, Texas 77478

Ladies and Gentlemen:

      We have acted as counsel to Henley Healthcare, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 3,180,214 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be offered and sold from time to time by selling security holders (the "Selling Security Holders") of the Company.

      We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

      Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that (i) the 862,066 shares of Common Stock to be issued by the Company upon the conversion of the 2,500 issued and outstanding shares of the Company's Series A Preferred Stock and offered pursuant to the Registration Statement will be, when so issued, validly issued, fully-paid and nonassessable outstanding shares of Common Stock, (ii) the up to 30,000 shares of Common Stock to be issued by the Company as payment of dividends on the Series A Preferred Stock will be, when so issued, validly issued, fully-paid and nonassessable outstanding shares of Common Stock, (iii) the 240,000 shares of Common Stock to be issued by the Company upon the exercise of certain options and warrants and offered pursuant to the Registration Statement will be, when so issued, validly issued, fully-paid and nonassessable outstanding shares of Common Stock, and (iv) the 2,048,148 shares of Common Stock held of record by Maxxim Medical, Inc., the Institutional Investors and Vicki C. Belcher (the "Med-Quip Shares"), collectively, which are to be offered pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/  PORTER & HEDGES, L.L.P.
                                            PORTER & HEDGES, L.L.P.